Exhibit 24 POWER OF ATTORNEY Known by all these presents, which the undersigned hereby constitutes and appoints Robert Boyle, Kathleen Cindric, and Kate Vandenberg of PHINIA Inc. (the “Company”), or any of them signing singly, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact, with respect to the equity and equity- related securities of the Company to: (1) prepare and execute, for and on behalf of the undersigned, such documents as may be required from time to time by Section 16 of the Securities and Exchange Act of 1934, as amended, and rules thereunder (collectively, the “Exchange Act”); (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to comply with the requirements of Section 16 of the Exchange Act including, but not limited to, executing documents required by such section and effecting the timely filing thereof with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; (3) act as an account administrator for the undersigned’s Electronic Data Gathering and Retrieval (“EDGAR”) system account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T; (4) cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, hereby ratifying and confirming all such rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in serving such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorney-in-fact. In witness whereof, the undersigned has caused this Power of Attorney to be executed this 4th day of August, 2026. /s/ Pedro Rui Neto de Abreu Name: Pedro Rui Neto de Abreu